UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2016

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-32318 (Commission File Number)	73-1567067 (I.R.S. Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s telephone number including area code: (405) 235-3611

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 10, 2016, Devon Energy Corporation (the “Company”) announced the pricing and expiration of its tender offers to purchase for cash any and all of the 8.250% notes due 2018 (the “8.250% Notes”), issued by Devon OEI Operating, L.L.C., and the 6.300% notes due 2019 (the “6.300% Notes” and, together with the 8.250% Notes, the “Notes”), issued by the Company. The tender offers were made exclusively pursuant to an offer to purchase dated August 4, 2016, related letter of transmittal and notice of guaranteed delivery, which set forth the terms and conditions of the tender offers (collectively, the “Tender Offer Documents”). The tender offers expired at 5:00 p.m., New York City time, on August 10, 2016 (such time and date, the “Expiration Date”).

At the Expiration Date, (i) approximately $96.7 million of the $125,000,000 aggregate principal amount of outstanding 8.250% Notes was validly tendered and not validly withdrawn and (ii) approximately $519.7 million of the $700,000,000 aggregate principal amount of outstanding 6.300% Notes was validly tendered and not validly withdrawn. These amounts include outstanding Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents, which remain subject to the holders’ performance of the delivery requirements under such procedures.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the results and pricing of the tender offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: August 10, 2016	By:	/s/ Jeffrey L. Ritenour
		Name:	Jeffrey L. Ritenour
		Title:	Senior Vice President, Corporate Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 10, 2016